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          [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]




                                         October 26, 1995



Vornado Realty Trust
Park 80 West
Plaza II
Saddle Brook, New Jersey 07662

Sullivan & Cromwell
125 Broad Street
New York, New York 10004

                 Re:  Vornado Realty Trust
                      Registration Statement and Post-Effective
                      Amendment to Registration No. 33-52441
                      (Registration No. 33-62395)
                      -----------------------------------------

Ladies and Gentlemen:

     We have acted as Maryland counsel to Vornado Realty Trust, a Maryland real estate investment trust (the "Trust"), in connection with certain matters of Maryland law arising out of the registration of (a) $235,000,000 aggregate amount of (i) debt securities (the "Debt Securities") of the Trust, (ii) preferred shares of beneficial interest, no par value per share (the
"Preferred Shares"), of the Trust, which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts issued against deposit of Preferred Shares pursuant to a Deposit Agreement to be entered into between the Trust and a bank or trust company selected by the Trust, (iii) common shares of beneficial interest, $.04 par value per share (the "Common Shares"), of the Trust and (iv) warrants to purchase the Debt Securities as shall be designated by the Trust at the time of the offering (the "Debt Warrants"), (b) such indeterminate number of Preferred Shares as shall be issuable in exchange for or upon conversion of convertible Debt Securities and
(c) such indeterminate number of Common Shares as shall be issuable in exchange for or upon conversion of Preferred Shares or convertible Debt Securities (the Debt Securities, Preferred Shares, Common Shares and Debt Warrants are hereinafter collectively referred to as the "Securities"), covered by the above-referenced Registration Statement, and all amendments
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Vornado Realty Trust
Sullivan & Cromwell
October 26, 1995
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thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

        In connection with our representation of the Trust, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

        1. The Registration Statement and the related form of prospectus included therein;

        2. The Amended and Restated Declaration of Trust of the Trust, as amended (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

        3. The Bylaws of the Trust, certified as of a recent date by its Secretary;

        4. Resolutions adopted by the Board of Trustees of the Trust relating to the registration, sale and issuance of the Securities, certified as of a recent date by the Secretary of the Trust;

5. A certificate of the SDAT as to the good standing of the Trust, dated October 26, 1995;

        6. A certificate executed by Susan D. Schmider, Secretary of the Trust, dated October 26, 1995; and

        7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

        In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

        1. Each individual executing any of the Documents is legally competent to do so; and

        2. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All

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Vornado Realty Trust
Sullivan & Cromwell
October 26, 1995
Page 3


signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete.

        The phrase "known to us" means the actual knowledge, without independent inquiry (other than receipt of the certificates referred to in paragraphs 5 and 6 above), of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

        1. The Trust is a real estate investment trust duly organized and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

        2. Assuming that no more than 1,000,000 Preferred Shares and no more than 25,761,063 Common Shares, in the aggregate, are issued, upon (a) the effectiveness of the Registration Statement under the 1933 Act, (b) filing for record with the SDAT of the articles supplementary with respect to the Preferred Shares and (c) sale and delivery against full payment of the purchase price therefor in the manner described in the Registration Statement and, in the case of Preferred Shares issued in exchange for or upon conversion of convertible Debt Securities, when duly issued upon such exchange or conversion, and, in the case of Common Shares issued in exchange for or upon conversion of Preferred Shares or convertible Debt Securities, when duly issued upon such exchange or conversion, the Common Shares, Preferred Shares and Depositary Shares will be duly and validly authorized and will be duly and validly issued, fully paid and nonassessable.

        3. The Debt Securities and Debt Warrants have been duly and validly authorized.

        The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

        We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
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Vornado Realty Trust
Sullivan & Cromwell
October 26, 1995
Page 4

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                Very truly yours,

                                /s/ Ballard Spahr Andrews & Ingersoll
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                                    Ballard Spahr Andrews & Ingersoll